UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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GANNETT CO., INC.
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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February 7, 2019

Gannett Issues Statement on Director Nominations from MNG Enterprises, Inc.

No Action Needs To Be Taken by Gannett Shareholders At This Time

McLEAN, VA – Gannett Co., Inc. (NYSE: GCI) (“Gannett” or “company”) today confirmed that MNG Enterprises, Inc. (“MNG”) has notified the company of its intent to nominate six director candidates, all of whom are affiliated with MNG or its majority shareholder Alden Global Capital, to stand for election to Gannett’s board of directors at the company’s 2019 Annual Meeting of Stockholders. Gannett shareholders do not need to take any action at this time.

Gannett issued the following statement:

The Gannett board of directors will evaluate MNG’s notice and proposed nominees, all of whom are affiliated with MNG or its majority shareholder Alden Global Capital. As Gannett stated on February 4, 2019, Gannett’s board does not believe that MNG’s proposal to acquire Gannett is credible. In addition, the board has determined that MNG’s proposal undervalues the company, its key assets and its prospects. In light of this, the board will consider whether MNG is nominating these candidates to support its acquisition proposal, which the board has already rejected, and whether MNG’s proposed nominees are committed to acting in the best interests of all of Gannett’s shareholders, or are beholden to MNG.

On February 4, 2019, Gannett announced that its board of directors unanimously rejected MNG’s unsolicited proposal, received on January 14, 2019, to acquire Gannett for $12.00 per share in cash. After careful review and consideration, conducted in consultation with its financial and legal advisors, the Gannett board concluded that MNG’s unsolicited proposal undervalues Gannett and is not in the best interests of Gannett and its shareholders.

Gannett will provide notice of the date of the 2019 annual meeting and the board’s recommended director nominees in the company’s Notice of Annual Meeting of Stockholders, proxy statement and other materials, including a WHITE proxy card, to be filed with the U.S. Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2019 annual meeting.

Greenhill & Co., Inc. and Goldman Sachs & Co. LLC are acting as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Gannett.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched local-to-national reach, Gannett touches the lives of more than 125 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include USA TODAY NETWORK with the iconic USA TODAY and more than 100 local media brands, digital marketing services companies ReachLocal, WordStream and SweetIQ, and U.K. media company Newsquest. To connect with us, visit www.gannett.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results or events to differ materially from those projected, anticipated or implied in the forward-looking statements, including the matters described under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s annual report on Form 10-K for fiscal year 2017 and in the company’s other SEC filings.

Additional Information

Gannett intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). INVESTORS AND SECURITY HOLDERS OF GANNETT ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov. Copies will also be available at no charge in the “Investor Relations” section of Gannett’s website, www.gannett.com.

Participants in the Solicitation

Gannett and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Gannett’s stockholders in connection with the matters to be considered at the 2019 Annual Meeting. You can find information about Gannett’s directors and executive officers in Gannett’s definitive proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2018, and Gannett’s annual report on Form 10-K for fiscal year 2017, which was filed with the SEC on February 28, 2018.  Additional information regarding the ownership of Gannett securities by Gannett’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5. More detailed and updated information regarding the identity of potential participants in the solicitation of proxies, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant documents to be filed by Gannett with the SEC in connection with the 2019 Annual Meeting. You may obtain free copies of these documents using the sources indicated above.

For investor inquiries, contact:
Stacy Cunningham
Vice President, Financial Analysis and Investor Relations
703-854-3168
investors@gannett.com

Arthur Crozier / Jennifer Shotwell / Larry Miller
Innisfree M&A Incorporated
(212) 750-5833

For media inquiries, contact:
Amber Allman
Vice President, Corporate Events & Communications
703-854-5358
aallman@gannett.com

Ed Trissel / Nick Lamplough / Tim Ragones
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449